State or Country
                                                    of Incorporation
   Subsidiaries of Registrant                       or Organization

Garden Insurance Company Ltd.                            Bermuda
Schering Biotech Corporation                             Delaware
  DNAX Research Institute of Molecular and
    Cellular Biology, Inc.                               California
Schering-Plough Products, Inc.                           Delaware
Plough Broadcasting Company, Inc.                        Delaware
American Image Productions, Inc.                         Tennessee
Schering Institutional Sales Corporation                 Delaware
Schering-Plough Research Institute                       Delaware
  Schering-Plough Investment Co., Inc.                   Delaware
    Schering-Plough Real Estate Co., Inc.                Delaware
Schering Corporation                                     New Jersey
  Douglas Industries Inc.                                Delaware
  Key Pharmaceuticals, Inc.                              Florida
    Key Pharmaceuticals Export Co., Inc.                 U.S. Virgin
                                                          Islands
  Plough Export, Inc.                                    Tennessee
  Plough (Australia) Pty. Limited                        Australia
  Schering-Plough Animal Health Corporation              Delaware
    Professional Vaccine Corporation                     Delaware
  Warrick Pharmaceuticals Corporation                    Delaware
  Pharmaceutical Supply Corporation                      Delaware
  Schering-Plough International, Inc.                    Delaware
    Schering-Plough S.A.                                 Colombia
    P.T. Schering-Plough Indonesia                       Indonesia
    Plough Benelux S.A.                                  Belgium
    Plough Consumer Products (Asia) Ltd.                 Hong Kong
    Schering Canada, Inc.                                Canada
      Pharmaco (Canada) Ltd.                             Canada
      White Laboratories of Canada Limited               Canada
    Wesley-Jessen (Canada) Inc.                          Canada
    Schering-Plough del Caribe, Inc.                     New Jersey
    Schering-Plough Corporation, U.S.A.                  Delaware
    Schering-Plough (Grenada) Limited                    Grenada
    Schering-Plough Holdings Ltd.                        United Kingdom
      Dashtag                                            United Kingdom
        Fulford (India) Limited                          India
          Schering-Plough (India) Private Ltd.           India
      Plough Services A.G.                               Switzerland
      Plough (UK) Limited                                United Kingdom
      Schering-Plough Investments Limited                Delaware
        Schering-Plough Overseas Limited                 Delaware
      S-P RIL Limited                                    United Kingdom
      Warrick Pharmaceuticals Limited                    United Kingdom
        Kirby-Warrick Pharmaceuticals Limited            United Kingdom
        Schering-Plough Limited                          United Kingdom
          White Laboratories Ltd.                        United Kingdom
      Wesley-Jessen France                               France
        Schering-Plough Coordination Center N.V./S.A.    Belgium
      Wesley-Jessen Limited                              United Kingdom




                                                 State or Country
                                                 of Incorporation
  Subsidiaries of Registrant                     or Organization

Schering Corporation (New Jersey) (continued)
  Schering-Plough International, Inc. (Delaware) (continued)

    Schering-Plough HealthCare Products Canada Inc.      Canada
    Schering-Plough Ltd.                                 Switzerland
      Chemibiotic (Ireland) Ltd.                         Ireland
      Loftus Bryan Chemicals Ltd.                        Ireland
      Irish Fine Chemicals                               Ireland
      Scherico Ltd.                                      Switzerland
        AESCA Chemisch-Pharmazeutische Fabrik GmbH       Austria
        Astra Italia S.p.A.                              Italy
        Essex Chemie A.G.                                Switzerland
          Werthenstein Chemie A.G.                       Switzerland
        Essex Chemie A.G. (East)                         Switzerland
        Essex Pharma GmbH                                Germany
        Essex Pharma S.A.                                Greece
        Farmaceutica Essex S.A.                          Spain
        Plough Trading Ltd.                              Switzerland
        Scherag (Proprietary) Limited                    South Africa
          Med-Nim (Proprietary) Limited                  South Africa
             Schering-Plough                                  France
        Schering-Plough AB                               Sweden
          Pro Medica AB                                  Sweden
        Schering-Plough A/S                              Denmark
        Schering-Plough B.V.                             Netherlands
        Schering-Plough Farma, Lda                       Portugal
          Plough/OTC Farma Lda.                          Portugal
        Schering-Plough Labo N.V.                        Belgium
        Schering-Plough Limited                          Iran
        Schering-Plough A/S                              Norway
        Schering-Plough N.V./S.A.                        Belgium
        Schering-Plough OY                               Finland
        Schering-Plough Pharmaceutical Industrial and
          Commercial S.A.                                Greece
          Plough (Hellas) Ltd.                           Greece
        Schering-Plough S.A.                             Luxembourg
        Schering-Plough S.A.                             Spain
          Desarrollos Farmaceuticos y Cosmeticos S.A.    Spain
        Schering-Plough Sante Animale                    France
        Schering-Plough S.p.A.                           Italy
        Sentipharm A.G.                                  Switzerland
        Wesley-Jessen S.p.A.                             Italy
        Wesley-Jessen S.A.                               Spain

                                                State or Country
                                                of InCorporation
   Subsidiaries of Registrant                   or Organization

Schering Corporation (New Jersey) (continued)
  Schering-Plough International, Inc. (Delaware) (continued)
    Schering-Plough Ltd. (Switzerland) (continued)

      SOL  Limited                                       Bermuda
        Beneficiadora e Industrializadora, S.A. de C.V.  Mexico
          Scheramex, S.A. de C.V.                        Mexico
          Schering-Plough, S.A. de C.V.                  Mexico
        SBI - Distribuidora de Productos Farmaceuticos
          Ltda.                                          Brazil
          Industria Quimica e Farmaceutica Schering-Plough
            Ltda.                                        Brazil
        EssexFarm S.A.                                   Ecuador
        Schering-Plough Corporation                      South Korea
        Laboratorios Essex S.A.                          Argentina
          Essex Farmaceutica, S.A.                       Columbia
        Plough Chile Ltda.                               Chile
        Plough Consumer Products (Philippines) Inc.      Philippines
        S.C.A. - Stabilimenti Chimici dell'Adda, S.p.A.  Italy
        Schering-Plough, C.A.                            Venezuela
        Schering-Plough China Limited                    Bermuda
        Schering-Plough Compania Limitada                Chile
        Schering-Plough Corporation                      Philippines
        Schering-Plough INT Limited                      United Kingdom
        Schering-Plough Kabushiki Kaisha                 Japan
        Schering-Plough Limited                          Taiwan
        Schering-Plough Limited                          Thailand
        Schering-Plough Pty. Limited                     Australia
        Schering-Plough S.A.                             Argentina
        Schering-Plough S.A.                             Panama
        Schering-Plough S.A.                             Uruguay
        Schering-Plough Sdn. Bhd.                        Malaysia
        Sentipharm Hong Kong Ltd.                        Hong Kong
  Schering Sales Corporation                             Delaware
  Schering Laboratories Advertising Inc.                 Delaware
  Schering Transamerica Corporation                      New Jersey
  Wesley-Jessen Corporation                              Delaware
    W-J Manufacturing Corporation                        Delaware
  Wesley-Jessen (Japan) K.K.                             Japan
  White Laboratories, Inc.                               New Jersey










                                                    State or Country
                                                    of Incorporation
  Subsidiaries of Registrant                        or Organization

Schering-Plough HealthCare Products, Inc.                Delaware
  Cacene, C.A.                                           Venezuela
  Calzado Confort C.A.                                   Venezuela
  Casacen, C.A.                                          Venezuela
  Dr. Scholl's Foot Comfort Shops, Inc.                  Delaware
  Industrias Arco, Ltda.                                 Costa Rica
  Ortopedia Nacional de Venezuela C.A.                   Venezuela
  Pharmaco, Inc.                                         Delaware
  Plough de Venezuela, C.A.                              Venezuela
  Plough Laboratories, Inc.                              Tennessee
  PPL, Inc.                                              Tennessee
  Schering-Plough HealthCare Products Advertising
    Corporation                                          Tennessee
  Schering-Plough HealthCare Products Sales Corporation  California
  SUNTAN Sensations, Inc.                                California
  Technobiotic Limited                                   Australia
  The Coppertone Corporation                             Florida
SP HealthCare Products Corporation                       Delaware
Schering-Plough HealthCare Holding Company               Delaware